Exhibit 4.9

FIRST AMENDMENT TO THE
DISNEY HOURLY SAVINGS AND INVESTMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2015
(WITH AMENDMENTS ADOPTED THROUGH DECEMBER 2015)

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Hourly Savings and Investment Plan, as amended and restated effective January 1, 2015 (with amendments adopted through December 2015) (the “Plan”); and

WHEREAS, Article 12 of the Plan authorizes the Committee under the Plan to make certain Plan amendments; and

WHEREAS, the Committee desires to amend the Plan (1) to add automatic enrollment and automatic escalation features for non-union employees, (2) to change the rate of matching contributions for certain participants, and (3) to permit in-plan Roth rollovers;

NOW, THEREFORE, this First Amendment to the Plan is hereby adopted, effective as of January 1, 2018, as set forth below:

1.	Section 1.42 (“Roth Account”) is hereby amended in its entirety to read as follows:

1.42 “Roth Account” means the account maintained for a Participant to record contributions made on his behalf by an Employer pursuant to a Roth Contribution agreement described in Section 3.07, any rollover Roth amounts accepted by the Plan pursuant to Section 3.05(b), any in-Plan Roth rollovers made pursuant to Section 3.05(f), and adjustments relating to Roth Contributions, rollover Roth amounts, or in-plan Roth rollovers.

2.	The final sentence of Section 2.02 (“Participation”) is hereby amended in its entirety to read as follows:

Notwithstanding the foregoing, an Eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) or who is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 shall become a Participant on the automatic enrollment date (if any) on which a deemed agreement to make Tax-Deferred Contributions on his behalf takes effect under Section 3.01B.

3.	The first sentence of Section 2.03 (“Reemployment of Former Employees and Former Participants”) of the Plan is hereby amended in its entirety to read as follows:

Any person reemployed by an Employer as an Eligible Employee who was previously a Participant or was previously eligible to become a Participant shall be immediately eligible to become a Participant in the Plan, provided that a person reemployed as an Eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) or who is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 shall become a Participant on the automatic enrollment date (if any), following his reemployment, on which a deemed agreement to make Tax-Deferred Contributions on his behalf takes effect under Section 3.01B.

4.	The second sentence of Section 3.01A(c) (“Automatic Enrollment in Tax-Deferred Contributions”) of the Plan is hereby amended in its entirety to read as follows:

An election (or deemed election) of Tax-Deferred Contributions shall remain in force until suspended, canceled, or changed in the form and manner specified by the Committee or in accordance with another provision of the Plan and shall automatically apply to increases in the Participant’s Compensation.

5.	Section 3.01B (“Automatic Enrollment in Tax-Deferred Contributions”) of the Plan is hereby amended in its entirety to read as follows:

3.01B Automatic Enrollment in Tax-Deferred Contributions

Notwithstanding Section 3.01A, an Eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) or who is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 shall be deemed to have entered into an agreement with his Employer as described in Section 3.01A(a), effective as of his “automatic enrollment date” (as defined below), to reduce his Compensation by the “applicable percentage” (as defined below) and to have that amount contributed to the Plan as Tax-Deferred Contributions; provided, however, that such deemed agreement shall not take effect if:

(a)	Before his automatic enrollment date, the Eligible Employee has entered into an affirmative agreement to make Tax-Deferred Contributions under Section 3.01A or Roth Contributions under Section 3.07;

(b)
The Eligible Employee has revoked such deemed agreement in advance of his automatic enrollment date by electing to change the percent by which his Compensation will be reduced to zero, at the time and in the form and manner prescribed by the Committee; or

(c)	The Eligible Employee is no longer an Eligible Employee on his automatic enrollment date.

For purposes of this Section 3.01B:

(d)
The “automatic enrollment date” for an eligible Employee who is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 shall be the first payroll processing date that occurs after the 30th day following the later of (i) the most recent date on which he becomes (by reason of hire or implementation of the Plan) or again becomes (by reason of employment transfer or rehire) an Eligible Employee or (ii) the date notice (describing the Plan’s automatic enrollment feature, how the Employee can elect not to contribute or to contribute at a different rate, and the Plan’s default investment procedures) is mailed or otherwise delivered to the Eligible Employee by the Committee with respect to the date described in clause (i).

(e)
The “automatic enrollment date” for an eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) shall be the first payroll processing date that occurs after the 30th day following the later of (i) the most recent date on or after January 1, 2018, on which he becomes (by reason of hire or implementation of the Plan) or again becomes (by reason of employment transfer or rehire) an Eligible Employee or (ii) the date notice (describing the Plan’s automatic enrollment feature, how the Employee can elect not to contribute or to contribute at a different rate, and the Plan’s default investment procedures) is mailed or otherwise delivered to the Eligible Employee by the Committee with respect to the date described in clause (i).

(e)	The “applicable percentage” for an Eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) is four (4) percent.

(f)	The “applicable percentage” for an Eligible Employee who is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 is one (1) percent.

Once effective, a deemed agreement to make Tax-Deferred Contributions under this Section 3.01B shall remain in effect until it is replaced with an affirmative contribution election under Section 3.01A or 3.07 or otherwise ceases to be effective in accordance with Section 3.01A(c). At least 30 days prior to each Plan Year during which a deemed agreement described in this Section remains in effect for a Participant, the Committee also shall provide the Participant with the notice described in clause (ii) of subsection (d) or clause (ii) of subsection (e) above, as applicable. Effective January 1, 2019, and each January 1st thereafter, an Eligible Employee who is not represented by a collective bargaining representative (other than an Hourly ESPN Regular Remote Employee) and whose Tax-Deferred Contributions are, as of that date, being made pursuant to a deemed election under this Section 3.01B (including any prior increase under this sentence) shall be deemed to have further elected to increase the percentage of his future Compensation to be contributed to the Plan as Tax-Deferred Contributions by 1%, provided that an Eligible Employee’s contribution percentage shall not be increased above 10% by reason of this paragraph.

6.	Section 3.02(a) (“Matching Contributions”) of the Plan is hereby amended in its entirety to read as follows:

(a)	Each Employer will contribute

(i)
with respect to a Participant employed by it who (A) is not represented by a collective bargaining representative and is not an Hourly ESPN Regular Remote Employee and (B) has met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 75% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan (including a deemed enrollment under Section 3.01B), if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year under this paragraph (i) shall not exceed 3% of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation; and

(ii)
except as provided otherwise in (iii) below, with respect to a Participant employed by it who (A) is covered by a collective bargaining agreement which provides for his participation in the Plan and (B) has met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan, if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year under this paragraph (ii) shall not exceed 2% of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation. Notwithstanding the foregoing, the Participant’s Matching Contribution shall be determined as described in the applicable collective bargaining agreement if that agreement provides for a Matching Contribution rate that differs from the rate described above in this paragraph (ii) (including providing for a Matching Contribution rate of 0%) and provided further that any change to the Matching Contribution rate made through a collective bargaining agreement shall be effective only on a prospective basis after written notice of such change has been provided by the collective bargaining agent to the Committee.

(iii)
with respect to a Participant employed by it who (A) is covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10 which provides for his participation in the Plan and (B) has met the age requirement for eligibility for Matching Contributions set forth in Section 3.02(b), a Matching Contribution equal to the sum of (x) 75% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% of the Participant’s Compensation for the Plan Year, and (y) 25% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as exceed 4% of the Participant’s Compensation for the Plan Year but do not exceed 8% of the Participant’s Compensation for the Plan Year, in each case determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan (including a deemed enrollment under Section 3.01B), if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year under this paragraph (iii) shall not exceed 4% of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation. Notwithstanding the foregoing, for a Participant described in this paragraph (iii):

(A)
the Matching Contribution shall be determined as described in the applicable collective bargaining agreement if that agreement provides for a Matching Contribution rate that differs from the rate described above in this paragraph (iii) (including providing for a Matching Contribution rate of 0%) and provided further that any change to the Matching Contribution rate made through a collective bargaining agreement shall be effective only on a prospective basis after written notice of such change has been provided by the collective bargaining agent to the Committee; and

(B)
a one-time additional Matching Contribution equal to $150.00 shall be contributed for each such Participant who affirmatively elects to make Tax-Deferred Contributions or Roth Contributions under the Plan within 90 days after the date (determined by the Committee) on which the Plan is first implemented for Eligible Employees who are covered by a collective bargaining agreement between an Employer and Craft Maintenance Union, Florida Local 10; such Matching Contribution shall relate to the Plan Year in which such implementation occurs.

(iv)
in addition to the Matching Contribution in Section 3.02(a)(i), effective January 1, 2018, with respect to a Participant described in Section 3.02(a)(i) who is not an “Eligible Employee” as defined in the Disney Associated Companies’ Retirement Plan or who is such an “Eligible Employee” but who has ceased accruing benefits under the Disney Associated Companies’ Retirement Plan on account having accrued the maximum benefit that may be accrued by such person under the terms of that plan, a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as exceed 4% of the Participant’s Compensation for the Plan Year but do not exceed 8% of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements for matching contributions under this paragraph (iv), contributions made and Compensation earned before the Participant satisfies such eligibility requirements or enrolls in the Plan  (including a deemed enrollment under Section 3.01B), if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year under this paragraph (iv) shall not exceed 2% of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation.

7.	A new Section 3.05(f) is hereby added to the Plan to read in its entirety as follows:

(f)
Subject to any restrictions and guidelines prescribed by the Committee, a Participant may elect to make an in-plan Roth rollover as described in, and to the extent permitted by Code Section 402A(c)(4), IRS Notices 2010-84, 2010-51 I.R.B. 872 (Dec. 20, 2010) and 2013-74, 2013-52 I.R.B. 819 (Dec. 23, 2013). An in-plan Roth rollover (and any earnings thereon) shall remain subject to the same restrictions on withdrawals and distributions that apply to the Account from which the in-plan Roth rollover was transferred.

8.	Section 4.02(f) (“Roth Contributions”) of the Plan is hereby amended in its entirety to read as follows:

(f)
Roth Contributions: As of each Valuation Date, the Roth Contributions and any rollover Roth amounts received by the Trust Fund since the immediately preceding Valuation Date and any in-plan Roth rollovers transferred from other Accounts since the immediately preceding Valuation Date shall be allocated to the Roth Accounts of the Participants on whose behalf such Roth Contributions, Roth rollovers, and in-plan Roth rollovers were made.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed this 27th day of December, 2017.

/s/ Jeffrey E. Shapiro
Jeffrey E. Shapiro